Exhibit 10.1

                     IONICS, INCORPORATED

             1998 NON-EMPLOYEE DIRECTORS' FEE PLAN

1. PURPOSE. The Ionics, Incorporated 1998 Non-Employee Directors' Fee Plan (the "Fee Plan") is intended to promote the long-term interests of Ionics, Incorporated (the "Corporation") by increasing the share ownership of members of the Board of Directors of the Corporation who are not employees of the Corporation or its subsidiaries, thereby aligning their interests more closely with those of the shareholders of the Corporation, and to attract and retain highly qualified and capable non-employee Directors.

2. DEFINITIONS.

   (a)  "Board" means the Board of Directors of the Corporation.

   (b) "Board Year" means the period commencing on the date of the Corporation's annual meeting of stockholders and ending on the date preceding the next following annual meeting of stockholders.

   (c) "Committee" means the Compensation Committee of the Board of Directors of the Corporation or any committee performing similar functions.

   (d) "Common Stock" means the common stock, par value $1.00 per share, of the Corporation.

   (e)   "Corporation" means Ionics, Incorporated, a
Massachusetts corporation.

   (f) "Director" means a member of the Board who is not an employee of the Corporation or any of its subsidiaries.

   (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (h) "Fair Market Value" means as of any given date, the last reported sales price of the Common Stock as reported in The Wall Street Journal for such date, or if no such sale is reported on such date, then the last reported sales price on the last preceding trade date to the sales date; or, if no such sale is reported on the last preceding trade date to the sales date, or if the Common Stock is not publicly traded as of such date, the fair market value of the Common Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

   (i) "Fees" means the annual retainer scheduled to be paid to a Director for the Board Year, but excluding meeting fees paid for attendance at meetings of the Board or of any committee of the Board.

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   (j)  "Grants" means issuances of Common Stock hereunder
pursuant to a Share Election by a Director.

   (k) "Restricted Stock" means shares of Common Stock that have not been registered under the Securities Act of 1933, as amended.

   (l)  (l) "Rule 16b-3" shall have the meaning set forth in
Section 8 hereof.

   (m)  "Share Election" shall have the meaning set forth in
Section 5(a) hereof.

3. ADMINISTRATION OF THE FEE PLAN.

   (a) ADMINISTRATION BY THE COMMITTEE. The Fee Plan shall be administered by the Committee.

   (b) AUTHORITY OF THE COMMITTEE. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Fee Plan. All questions of interpretation, administration, and application of the Fee Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Fee Plan.

4. STOCK RESERVED FOR THE FEE PLAN. The number of shares of Common Stock authorized for issuance under the Fee Plan is 100,000, subject to adjustment pursuant to Section 6 hereof. Shares of Common Stock delivered hereunder may be either authorized but unissued shares or previously issued shares reacquired and held by the Corporation.

5. FORM AND TIME OF FEE PAYMENTS.

   (a) Election. Each Director shall be paid his or her Fee (payable in two equal installments) at the time of the first and third regular meetings of the Board during a Board Year either in cash or in Common Stock of the Corporation. Each Director shall provide a written notice to the Clerk of the Corporation at least thirty (30) days prior to the commencement of each Board Year indicating that such Director elects to be paid his or her Fee for the upcoming Board Year in cash or in Common Stock (the "Share Election"). In the event a Director fails to submit such notice, the Fee will be paid to such individual in cash. The election made by a Director pursuant hereto will apply to the Fee for the entire Board Year covered by such election. If the Fee Plan becomes effective other than at the beginning of a Plan Year and the second installment of Fees has not yet been made, then the election to be made for such year shall cover only the second installment of the Fee.

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   (b)  Valuation. For a Fee payable in Common Stock, the number of shares of Common Stock to be delivered to a Director shall be calculated based upon the Fair Market Value of the Common Stock on the trading date next preceding the date of the Board meeting at which payment will be made. Such calculation will be rounded to the nearest whole number.

   (c) Formula Plan. Nothing contained in this Section 5 shall be interpreted in such a manner so as to disqualify the Fee Plan from treatment as a "formula plan" under Rule 16b-3.

   (d) Limitation. No Director may receive shares of Common Stock as payment of Fees under this Agreement if such Director has already acquired shares of Common Stock pursuant to Share Elections under this Fee Plan which total one percent (1%) of the issued and outstanding Common Stock as of the date this Fee Plan is adopted.

6. EFFECT OF CERTAIN CHANGES IN CAPITALIZATION. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization, or any distribution to holders of Common Stock other than a cash dividend, the maximum number or class of shares available under this Fee Plan, the number or class of shares of Common Stock to be delivered hereunder and each Director's share account shall be proportionately adjusted by the Committee.

7. TERM OF FEE PLAN. This Fee Plan shall become effective as of the date of approval of the Fee Plan by the Board, and shall remain in effect until terminated by the Board or until no further shares of Common Stock are available for issuance hereunder.

8. AMENDMENT; TERMINATION. The Board of the Corporation may at any time and from time to time alter, amend, suspend, or terminate this Fee Plan in whole or in part, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Rule 16b-3 of the Exchange Act, as amended from time to time ("Rule 16b-3"); and provided, further, that the provisions of Section 5(a) hereof shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Director, without such Director's consent, under any election theretofore in effect under this Fee Plan.

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9. GENERAL RESTRICTIONS.

   (a) INVESTMENT REPRESENTATIONS. The shares of Common Stock issued under the plan will be Restricted Stock. The Corporation may require any Director to whom Common Stock is transferred, as a condition of receiving such Common Stock, to give written assurances in substance and form satisfactory to the Corporation and its counsel to the effect that such person is acquiring the Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Corporation deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

(b) COMPLIANCE WITH SECURITIES LAWS. Each Grant shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration, or qualification of the shares subject to such Grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares of Common Stock thereunder, such grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification.

10. WITHHOLDING. The Corporation may defer making payments under this Fee Plan until satisfactory arrangements have been made for the payment of any federal, state or local income taxes required to be withheld with respect to such payment or delivery.

11. GOVERNING LAW. This Fee Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

12. FEE PLAN INTERPRETATION. This Fee Plan is intended to comply with Rule 16b-3 to the extent applicable to this Fee Plan, and shall be construed to so comply.

13. HEADINGS. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Fee Plan.











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